U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): October 22, 2003

                                  FemOne, Inc.

             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)


                  000-49661                          88-0490890
                   -------                           ----------
             (Commission File No.) (IRS Employer Identification No.)

                         5600 Avenida Encinas, Suite 130
                             Carlsbad, CA 92008, USA
                                Ph: 760-448-2498

(Address and telephone number of principal executive offices and place of business)

Item 1. Changes in Control of Registrant

See Item 2 herein. See also report on SEC Form 14F filed August 20, 2003 and incorporated by reference. In connection therewith, the company has changed its name to FemOne, Inc. effective October 2, 2003 in accordance with the Certificate of Amendment To Articles of Incorporation.

Item 2. Acquisition or Disposition of Assets

Effective as of October 22, 2003, FemOne, Inc. ("FEMO") closed an acquisition contract to acquire all of the existing and outstanding common stock of FemOne, Inc., a California corporation. FEMO acquired all of the issued and outstanding capital stock of the California corporation, making it a wholly-owned subsidiary of FEMO. The California corporation shareholders will exchange all of their shares of capital stock for shares of FEMO's authorized but unissued shares of Common Stock as provided for in a written Plan of Reorganization, attached hereto as Exhibit 99.3. It is the intention of the parties hereto that FEMO shall acquire all of the issued and outstanding capital stock of the California corporation in exchange solely for 1,000,000 shares of FEMO's authorized but unissued common stock and that the exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and related sections thereunder; and that the exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the "Act") and under the applicable securities laws of each state or jurisdiction where the shareholders reside.

In order to balance the equities between the shareholders of the parties, it was also agreed that Ray Grimm and Alfred Hanser, the control persons of FEMO, will forthwith retire an aggregate of 9,586,165 shares of their FEMO stock held prior to the execution of the Plan of Reorganization and shall cause to be issued to the employees of the California corporation, an aggregate of 3,271,835 shares of FEMO, such that following the exchange there will be 29,900,835 shares outstanding in FEMO, inclusive of the 1,000,000 shares called for by the exchange.

See also Form 8-K and 8-K/A filed on September 22, 2003, September 24, 2003 and October 4, 2003 respectively.

Item 3. Bankruptcy or Receivership

None.

Item 4. Changes in Accountants

None.

Item 5. Other Events

None

Item 6. Resignation & Appointment of Directors

See Item 1.

Item 7. Financial Statements Pro Forma Financial & Exhibits

Consolidated financial statements of the registrant and FemOne, Inc., a California corporation, now a wholly owned subsidiary of the registrant, will be filed as an amendment. Attached hereto as Exhibit 99.4 are the audited financial statements of the California corporation, FemOne, Inc., as of December 31, 2002.

Item 8. Change in Fiscal Year

None


Item 9. Regulation FD Disclosure.


None


Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics


None


Item 11.  Temporary  Suspension of Trading Under  Registrant's  Employee Benefit
Plan.


None.


Item 12. Results of Operations and Financial Condition.


None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FemOne, Inc.
By: /s/Ray Grimm
-----------------------------
Ray Grimm, Director
Dated: October 24, 2003

Exhibit 99.3
                             ----------------------


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                                  FEMONE, INC.
                    (formerly New Paltz Capital Corporation)
                                   as Acquirer

                                  FEMONE, INC.
                                   as Acquiree

                                       and

                               the Shareholders of
                                  FEMONE, INC.
                      as more particularly set forth herein

                             -----------------------




                                October 15, 2003

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered on October 15, 2003 by and among NEW PALTZ CAPITAL CORPORATION, INC., a Nevada corporation (since renamed FemOne, Inc. hereinafter referred to as "FEMO"), and FemOne, Inc., a California corporation (hereinafter referred to as "THE CALIFORNIA CORPORATION"), and the shareholders of the CALIFORNIA CORPORATION (hereinafter referred to as the "the CALIFORNIA CORPORATION Shareholders").


                                    RECITALS

     A. The CALIFORNIA CORPORATION Shareholders own issued and outstanding shares of the capital stock of the CALIFORNIA CORPORATION.

         B. FEMO is willing to acquire all of the issued and outstanding capital stock of the CALIFORNIA CORPORATION, making the CALIFORNIA CORPORATION a wholly-owned subsidiary of FEMO, and the CALIFORNIA CORPORATION Shareholders desire to exchange all of their shares of the CALIFORNIA CORPORATION's capital stock for shares of FEMO's authorized but unissued shares of Common Stock as hereinafter provided.

         C. It is the intention of the parties hereto that: (i) FEMO shall acquire all of the issued and outstanding capital stock of the CALIFORNIA CORPORATION in exchange solely for the number of shares of FEMO's authorized but unissued common stock set forth below (the "Exchange"); (ii) the Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and related sections thereunder; and (iii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the "Act") and under the applicable securities laws of each state or jurisdiction where the Shareholders reside.

         NOW, therefore, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1.   EXCHANGE OF SHARES

         1.1 Exchange of Shares. FEMO and the CALIFORNIA CORPORATION Shareholders hereby agree that the CALIFORNIA CORPORATION Shareholders shall, on the Closing Date (as hereinafter defined), exchange all 12,367,966 of their issued and outstanding shares of the capital stock of the CALIFORNIA CORPORATION (the "Shares") for a pro rata distribution of 1,000,000 shares of previously un-issued FEMO Common Stock, $0.001 par value (the "FEMO Shares").

         1.2 Delivery of Shares. On the Closing Date, the CALIFORNIA CORPORATION Shareholders will deliver to FEMO the certificates representing the Shares, duly endorsed (or with executed stock powers) so as to make FEMO the sole owner thereof. Simultaneously, FEMO will deliver certificates representing the FEMO Shares to the CALIFORNIA CORPORATION Shareholders.

         1.3 Tax-Free Reorganization. The CALIFORNIA CORPORATION Shareholders acknowledge that, in the event that capital stock of the CALIFORNIA CORPORATION representing at least 80% in interest of the CALIFORNIA CORPORATION is not exchanged for shares of FEMO Common Stock pursuant hereto, the Exchange will not qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.
         1.4 Additional Share Issuances. In order to balance the equities between the shareholders of the parties hereto, its agreed that Ray Grimm and Alfred Hanser, the control persons of FEMO, will forthwith retire an aggregate of 9,586,165 shares of their FEMO stock held prior to the execution of this Agreement and shall cause to be issued to the employees of THE CALIFORNIA CORPORATION, an aggregate of 3,271,835 shares of FEMO, such that following the exchange contemplated by this Agreement there shall be 29,900,835 shares outstanding in FEMO, inclusive of the 1,000,000 shares called for by this Agreement.

         1.5 Investment Intent. The FEMO Shares have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be resold unless the FEMO Shares are registered under the Act or an exemption from such registration is available. The CALIFORNIA CORPORATION Shareholders represent and warrant that each of them is acquiring the FEMO Shares for his, her, or its own account, for investment, and not with a view to the sale or distribution of the FEMO Shares. Each certificate representing the FEMO Shares will have a legend thereon incorporating language as follows:

                  "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration has been established, or unless sold pursuant to Rule 144 of the Securities Act of 1933.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF the CALIFORNIA CORPORATION AND the CALIFORNIA CORPORATION SHAREHOLDERS

         The CALIFORNIA CORPORATION and the CALIFORNIA CORPORATION Shareholders to the best of the CALIFORNIA CORPORATION Shareholders' knowledge and belief as to the CALIFORNIA CORPORATION, except with respect to Sections 2.2 and 2.14 hereafter as to which the representation and warranty shall be unqualified as to each the CALIFORNIA CORPORATION Shareholder's respective interest) hereby represent and warrant as follows:

         2.1 Organization and Good Standing; Ownership of Shares. The CALIFORNIA

CORPORATION is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. the CALIFORNIA CORPORATION is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary. the CALIFORNIA CORPORATION does not have any subsidiaries. there are no outstanding subscriptions, rights, options, warrants or other agreements obligating either the CALIFORNIA CORPORATION or the CALIFORNIA CORPORATION Shareholders to issue, sell or transfer any stock or other securities of the CALIFORNIA CORPORATION, except simultaneously herewith.

         2.2 Ownership of Shares. The CALIFORNIA CORPORATION Shareholders are the owners of record and beneficially of all of the shares of capital stock of the CALIFORNIA CORPORATION, all of which Shares are free and clear of all rights, claims, liens and encumbrances, and which shares have not been sold, pledged, assigned or otherwise transferred, except pursuant to this Agreement.

     2.3 Financial Statements, Books and Records. There has been previously delivered to FEMO financial statements that fairly represent the financial position of the CALIFORNIA CORPORATION.

     2.4 No Material Adverse Changes. Since the date of the Balance Sheet there has not been and there will not be before the date of closing:

(i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of the CALIFORNIA CORPORATION;

(ii) any  damage,   destruction  or  loss   materially   affecting  the  assets,
     prospective business, operations or condition (financial or otherwise) of the CALIFORNIA CORPORATION, whether or not covered by insurance;

(iii)any  declaration,  setting aside or payment of any dividend or distribution
     with  respect  to  any   redemption  or   repurchase   of  the   CALIFORNIA
     CORPORATION's capital stock;

(iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by the CALIFORNIA CORPORATION of any properties or assets; or

(v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

         2.5 Taxes. The CALIFORNIA CORPORATION has prepared and filed all appropriate federal, state and local tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

         2.6 Compliance with Laws. The CALIFORNIA CORPORATION has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of the CALIFORNIA CORPORATION.

     2.7 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i) violate any provision of the Articles of Incorporation or By-Laws of the CALIFORNIA CORPORATION;

(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the CALIFORNIA CORPORATION is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii)violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the CALIFORNIA CORPORATION, or upon the properties or business of the CALIFORNIA CORPORATION; or

(iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of the CALIFORNIA CORPORATION.

         2.8 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the CALIFORNIA CORPORATION. there is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving the CALIFORNIA CORPORATION or any of its properties or assets. there is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

         2.9 Brokers or Finders. No broker's or finder's fee will be payable by the CALIFORNIA CORPORATION in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by the CALIFORNIA CORPORATION or the Shareholders.

     2.10 Real Estate.  The CALIFORNIA  CORPORATION  does not own real property.

         2.11 Tangible and Intangible Assets. The CALIFORNIA CORPORATION has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, patents, licenses owned or leased or licensed by the CALIFORNIA CORPORATION, any related capitalized items or other tangible or intangible property material to the business of the CALIFORNIA CORPORATION (the "Tangible and Intangible Assets"). the CALIFORNIA CORPORATION holds all rights, title and interest in all the Tangible and Intangible Assets owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances except as set forth on
Schedule 2.11. All of the Tangible and Intangible Assets are in good operating condition and repair and are usable in the ordinary course of business of the CALIFORNIA CORPORATION and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

         2.12 Liabilities. The CALIFORNIA CORPORATION does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, the CALIFORNIA CORPORATION will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheet, except for Liabilities incurred in the ordinary course of business.

         2.13 Operations of the CALIFORNIA CORPORATION. Except as set forth on
Schedule 2.13, from the date of the Balance Sheet and through the Closing Date hereof the CALIFORNIA CORPORATION has not and will not have:

(i)  incurred any indebtedness for borrowed money;

(ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

(iii)made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(v) disposed of any assets of the CALIFORNIA CORPORATION except in the ordinary course of business; or

(vi) materially increased the annual legal of compensation of any executive employee of the CALIFORNIA CORPORATION;

(vii)increased, terminated, amended or otherwise modified any plan for the benefit of employees of the CALIFORNIA CORPORATION;

(viii) issued any equity securities or rights to acquire such equity securities; or

(ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

         2.14 Capitalization. Neither the CALIFORNIA CORPORATION nor the Shareholders has granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of the CALIFORNIA CORPORATION.

         2.15 Full Disclosure. No representation or warranty by the CALIFORNIA CORPORATION or the CALIFORNIA CORPORATION Shareholders in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to FEMO pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of the CALIFORNIA CORPORATION.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF FEMO

         FEMO hereby represents and warrants to the CALIFORNIA CORPORATION and the Shareholders as follows:

         3.1 Organization and Good Standing. FEMO is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. The authorized capital stock of FEMO consists of 75,000,000 shares of Common Stock, of which approximately 6,514,000 shares were issued and outstanding prior to the declaration of a six for one forward split by a stock dividend by the FEMO Board of Directors on September 1, 2003. FEMO is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by FEMO or the nature of the business transacted by it make such license or qualification necessary. FEMO does not have any subsidiaries.

         3.2 The FEMO Shares. The FEMO Shares to be issued to the CALIFORNIA CORPORATION Shareholders have been or will have been duly authorized by all necessary corporate and shareholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

         3.3 Financial Statements; Books and Records. The audited and unaudited financial statements of FEMO as of June 30, 2002 and March 31, 2003 respectively were, to the best of FEMO's belief, along with statements of operations for the years then ended previously delivered, prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods, and such financial statements fairly represent the financial position of FEMO as at such dates and the results of its operations for the years then ended.

     3.4 No Material Adverse  Changes.  Since June 30, 2003, there has not been:
---------------------------

(i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of FEMO;

(ii) any  damage,   destruction  or  loss   materially   affecting  the  assets,
     prospective business, operations or condition (financial or otherwise) of FEMO, whether or not covered by insurance;

(iii)any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of FEMO's capital stock;

(iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by FEMO of any properties or assets; or

(v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

         3.5 Compliance with Laws. FEMO has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to their businesses which, if not complied with, would materially and adversely affect the business of FEMO or the trading market for the shares of FEMO's Common Stock.

     3.6 No Breach. the execution, delivery and performance of this Agreement and the consummation of the transactions --------- contemplated hereby will not:

(i)  violate any provision of the Articles of Incorporation or By-Laws of FEMO;

(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which FEMO is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii)violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, FEMO or upon the securities properties or business of FEMO; or

(iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

         3.7 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving FEMO. there is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving FEMO or any of its properties or assets. Except as set forth on Schedule 3.7, there is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

         3.8 Brokers or Finders. No broker's or finder's fee will be payable by FEMO in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by FEMO.

         3.9 Liabilities. FEMO does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, mining claims, environmental claims any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the financial statements. As of the Closing Date, FEMO will not have any Liabilities, other than Liabilities fully and adequately reflected on its Balance Sheet, except for Liabilities incurred in the ordinary course of business.

         3.10 OTC Bulletin Board. FEMO's shares are traded on the OTC Bulletin Board under the symbol "FEMO". FEMO is currently subject to filing periodic reports under the Securities Exchange Act of 1934.

     3.11 Operations of FEMO. Since June 30, 2003 and through the Closing Date hereof, FEMO has not and will not have: ------------------

(i)  incurred any indebtedness for borrowed money;

(ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

(iii)made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(v) disposed of any assets of FEMO except mining claims and related assets in the ordinary course of business;

or

     (vi) incurred any compensation for any executive employee of FEMO;

     (vii)adopted, increased, terminated amended or otherwise modified any plan for the benefit of employees of FEMO;

     (viii) issued any equity securities or rights to acquire such equity securities except as described herein; or

     (ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

         3.11 Authority to Execute and Perform Agreements. FEMO has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of FEMO enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by FEMO of this Agreement, in accordance with its respective terms and conditions will not:

     (i) require the approval or consent of any governmental or regulatory body, the Shareholders of FEMO or the approval or consent of any other person;

     (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to FEMO or any instrument, contract or other agreement to which FEMO is a party or by or to which FEMO is bound or subject; or

     (iii)result in the creation of any lien or other encumbrance on the assets or properties of FEMO.

         3.12 Full Disclosure. No representation or warranty by FEMO in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to the CALIFORNIA CORPORATION or the CALIFORNIA CORPORATION Shareholders pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of FEMO. the foregoing notwithstanding, all of the aforementioned representations and warranties are qualified to the extent that any of the companies or businesses acquired or to be acquired pursuant to the CALIFORNIA CORPORATION's acquisition program may include events, conditions or circumstances involving matters contemplated by such representations and warranties, the disclosure of which will not be made pursuant to this Agreement.

SECTION 4.  COVENANTS

         4.1 Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

     4.2  Expenses.  Each party hereto  agrees to pay its own costs and expenses
incurred  in   negotiating   this  Agreement  and  consummating   the
transactions described herein.

         4.3 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

         4.4 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of two (2) years from the date hereof; provided, however, such obligation shall not apply to information which:

     (i)  at the time of disclosure was public knowledge;

     (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

     (iii)the receiving party had within its possession at the time of disclosure.

         4.5 Stock Certificates. At the Closing, the CALIFORNIA CORPORATION Shareholders shall have delivered the certificates representing the Shares duly endorsed (or with executed stock powers) so as to make FEMO the sole owner thereof. At such Closing, FEMO shall issue to the CALIFORNIA CORPORATION Shareholders the FEMO Shares as applicable.

     4.6 Investment Intent. The CALIFORNIA CORPORATION Shareholders understand that the FEMO shares being issued have not been registered or approved for sale by the SEC or any state securities authority.

         4.7. Board of Directors of FEMO. On the Closing Date, the Board of Directors of FEMO shall include Ray Grimm and Alfred Hanser and/or other persons designated by the CALIFORNIA CORPORATION Shareholders.

         4.8 Action by Shareholders of FEMO. On or prior to the Closing Date, the Board of Directors and the Shareholders of FEMO shall have approved a filing of any Articles of Amendment to the Articles of Incorporation of FEMO.

SECTION 5.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF FEMO

         Notwithstanding any right of the CALIFORNIA CORPORATION and the CALIFORNIA CORPORATION Shareholders fully to investigate the affairs of FEMO, the former shall have the right to rely fully upon the representations, warranties, covenants and agreements of FEMO contained in this Agreement or in any document delivered by FEMO or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF the CALIFORNIA CORPORATION AND the CALIFORNIA CORPORATION SHAREHOLDERS

         Notwithstanding any right of FEMO fully to investigate the affairs of the CALIFORNIA CORPORATION, FEMO has the right to rely fully upon the representations, warranties, covenants and agreements of the CALIFORNIA CORPORATION and the CALIFORNIA CORPORATION Shareholders contained in this Agreement or in any document delivered to FEMO by the latter or any of their representatives in connection with the transactions contemplated by this

Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

SECTION 7.  INDEMNIFICATION

         7.1 Obligation of FEMO to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 5, FEMO hereby agrees to indemnify, defend and hold harmless the CALIFORNIA CORPORATION and the CALIFORNIA CORPORATION Shareholders from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of FEMO contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         7.2 Obligation of the CALIFORNIA CORPORATION and the CALIFORNIA CORPORATION Shareholders to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 6, the CALIFORNIA CORPORATION and the CALIFORNIA CORPORATION Shareholders agree to indemnify, defend and hold harmless FEMO from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.


SECTION 8.  CLOSING

         The Closing shall take place simultaneously with the execution of this Agreement or at such other later time or place as may be agreed upon by the parties hereto. At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.


SECTION 9.  MISCELLANEOUS

         9.1 Waivers. the waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

         9.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

     9.3 Assignment. This Agreement is not assignable except by operation of law.

     9.4 Notices. The mailing addresses of both parties of this Agreement shall be as from time to time designated in writing.

         9.5 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

         9.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the Shares and the FEMO Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto. No amendment of this Agreement shall be enforceable unless signed by the party to be charged with performance thereto.

     9.7 Headings. the headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.8 Severability of Provisions. the invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

         9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

         9.10 Professional Advice. Each party hereto, including each and every individual shareholder of the CALIFORNIA CORPORATION, has been provided with adequate opportunity to consult with legal, tax and accounting professionals of their own independent selection regarding the legal, tax and accounting implications of entering into this Agreement and hereby warrants, covenants and agrees that he/she/it has not relied on any oral or written communication or advice by another party or any agent, accountant or attorney of another party except as otherwise specifically set forth herein with respect to the accuracy of financial statements.

         9.11 Expenses. Each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees and expenses of legal counsel and certified public accountants.

         9.12 Brokers. the parties hereto warrant, covenant and agree that there has been no act or omission by any party hereto that would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

         9.13 Successors and Assigns. All rights and obligations created by this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

         9.14     Choice of Law, Binding Arbitration and Attorney's Fees.

         Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including any purchase or exchange of capital stock, shall be resolved under California law without regard to conflicts of laws except insofar as securities issues are concerned which shall be resolved by reference to the federal securities laws through binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Should any arbitration or lawsuit be filed pursuant to or as a consequence of this Agreement, including an action for declaratory relief, the prevailing party shall be entitled to the recovery of reasonable attorney's fees in addition to costs. Venue for any controversy or claim, regardless of whether filed in arbitration or court, shall be in the City of San Diego, California. the parties hereto may wish to seek the advice of legal counsel of their own choosing regarding the importance of this paragraph. Execution of this document will result in a waiver of the right to a jury trial and other procedures inherent in civil litigation in the event of a dispute concerning this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



FEMONE, INC., a Nevada Corporation


By:/s/Ray Grimm
Name: Ray Grimm
Its: Chief Executive Officer


FEMONE, INC., a California Corporation

By:/s/Ray Grimm
Name: Ray Grimm
Its: Chief Executive Officer

Exhibit 99.4
                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
FemOne, Inc. (dba 2Sis and Channoine)
Carlsbad, California

We have audited the balance sheets of FemOne, Inc. (the "Company") as of December 31, 2002 and 2001, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002 and for the period July 25, 2001 (Inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FemOne, Inc. at December 31, 2002 and 2001, and the results of its operations and its cash flows for the year ended December 31, 2002 and for the period July 25, 2001 (Inception) through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 10 to the financial statements, the Company has suffered recurring losses from operations, has limited capital resources and has a high debt leverage position. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

San Diego, California                                     PKF
March 4, 2003     (except for Note 11 for which    Certified Public Accountants
the date is March 21, 2003)                        A Professional Corporation

                                  Balance Sheet
                                  Fem One, Inc.
                     December 31, 2002 and December 31, 2001

December 31,                                                                  2002             2001

Assets

Current assets

    Cash                                                                           $ 918              $ -

    Inventory                                                                    405,679                -

    Advances to independent business associates                                    9,638                -

    Prepaid expenses                                                                   -            6,619


      Total current assets                                                       416,235            6,619

Property and equipment

    Computer and office equipment                                                 12,726                -

    Furniture and fixtures                                                         5,500                -

    Leasehold improvements                                                         2,593                -

                                                                                  20,819                -

    Less:  Accumulated depreciation                                               (3,420)               -


      Net property and equipment                                                  17,399                -


Other assets:

    Website development, net                                                      35,038                -

    Sublicense agreement, net                                                    190,667                -

    Goodwill                                                                      30,933                -

    Investment in 2Chansis Canada, Inc.                                           55,735                -

    Deposits                                                                       2,400                -

      Total other assets                                                         314,773                -

         Total assets                                                          $ 748,407          $ 6,619

Liabilities and stockholders' (deficit) equity

Current liabilities

    Cash overdraft                                                              $ 29,191            $ 693

    Accounts payable                                                             186,535            2,723

    Accrued payroll and sales taxes                                                5,470                -

    Customer deposits                                                              3,119                -

    Customer deposits-related party                                                8,229                -

    Allowance for sales returns                                                    4,300                -

    Deferred compensation                                                        134,100                -

    Accrued expenses                                                              31,425                -

    Notes payable                                                                185,864                -

    Notes payable, related parties                                                49,616                -


      Total current liabilities                                                  637,849            3,416

Long-term liabilities

    Deferred income from sublicense agreement Canada                             115,019                -

    Note payable, related party                                                  496,526                -

      Total long-term liabilities                                                611,545                -

         Total liabilities                                                     1,249,394            3,416

Commitments and Contingencies (Note 7)

Stockholders' (deficit) equity

    Preferred stock, o par value, 10,000,000 and 0 shares

      authorized, and 0 issued and outstanding as of

      December 31, 2002 and 2001 respectively                                          -                -

    Common stock, no par value, 100,000,000 and 0 shares

      authorized and 8,612,800 and 0 shares issued and outstanding

      as of December 31, 2002 and 2001, respectively                             466,667                -

    Additional paid in capital                                                         -           48,000

    Accumulated deficit                                                         (967,654)         (44,797)


      Total stockholders' (deficit) equity                                      (500,987)           3,203

      Total liabilities and stockholders' (deficit) equity                     $ 748,407          $ 6,619


                                  Fem One, Inc.
                             Statement of Operations
                     December 31, 2002 and December 31, 2001

Period ended December 31,                                                                 2002                    2001
----------------------------------------------------------------------------------- ------------------ ----------------------------

Cash flows from operating activities:
      Net loss                                                                       $ (922,857)        $      (44,797)
      Adjustments to reconcile net income to
          net cash used in operating activities
             Depreciation and amortization                                                    14,761                      -
             Equity in net loss of 2Chansis Canada Inc.                                       57,332                      -
             Deferred revenue recognition                                                                                 -
                                                                                    (2,614)
          (Increase) decrease in:
              Advances                                                                                                    -
                                                                                    (9,638)
              Inventory                                                                    (387,663)                      -
              Prepaid expenses                                                                                    (6,619)
                                                                                    6,619
              Deposits                                                                                                    -
                                                                                    (2,400)
          Increase (decrease) in:
              Accounts payable                                                              183,812                 2,723
              Accrued payroll and sales taxes                                                                             -
                                                                                    5,470
              Customer deposits                                                               11,348                      -
              Allowance for sales returns                                                                                 -
                                                                                    4,300
              Deferred compensation and accrued expenses                                     165,525                       -
----- --- ------------------------------------------------------------------------- ------------------ ----------------------------

              Net cash used in operating activities                                         (876,005)            (48,693)
----- --- ------------------------------------------------------------------------- ------------------ ----------------------------


Cash flows from investing activities:
      Purchases of property and equipment                                                    (20,819)                     -
      Website development                                                                    (46,746)                     -
----- ----------------------------------------------------------------------------- ------------------ ----------------------------
          Net cash used in investing activities                                              (67,565)                     -
----- --- ------------------------------------------------------------------------- ------------------ ----------------------------

Cash flows from financing activities:
      Increase in cash overdraft                                                              28,498                   693
      Proceeds from notes payable                                                           200,000                       -
      Proceeds from notes payable - related parties                                         528,126                       -
      Proceeds from issuance of common stock                                                202,000              48,000
      Repayment of notes payable                                                             (14,136)                     -


        Net cash provided by financing activities                                           944,488           48,693


Net increase (decrease) in cash                                                                                           -
                                                                                    918
Cash at beginning of period                                                                                               -
                                                                                    -

Cash at end of period                                                                $           918    $                -


Supplemental disclosure of cash flow information:

      Cash paid for interest                                                         $        7,364     $                -

Supplemental disclosure of non-cash investing and financing activities:

      Inventory exchanged for related party loan                                     $      18,016      $                -
      Obtained sublicense agreement through the issuance
          of common stock                                                            $    216,667       $                -
      Exchange of investment in 2Chansis Canada Inc. including
          goodwill for license agreement and website usage                           $    144,000       $                -


                             Statement of Cash Flows
                                  Fem One, Inc.
                     December 31, 2002 and December 31, 2001

Period ended December 31,                                                     2002             2001

Cash flows from operating activities:
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
    Net loss                                                                  $ (922,857)       $ (44,797)
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
    Adjustments to reconcile net income to
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
      net cash used in operating activities
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
      Depreciation and amortization                                               14,761                -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
      Equity in net loss of 2Chansis Canada Inc.                                  57,332                -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
      Deferred revenue recognition                                                (2,614)               -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
      (Increase) decrease in:
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
          Advances                                                                (9,638)               -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
          Inventory                                                             (387,663)               -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
          Prepaid expenses                                                         6,619           (6,619)
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
          Deposits                                                                (2,400)               -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
      Increase (decrease) in:
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
          Accounts payable                                                       183,812            2,723
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
          Accrued payroll and sales taxes                                          5,470                -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
          Customer deposits                                                       11,348                -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
       Allowance for sales returns                                                 4,300                -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
          Deferred compensation and accrued expenses                             165,525                -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
         Net cash used in operating activities                                  (876,005)         (48,693)
----------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
    Purchases of property and equipment                                          (20,819)               -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
    Website development                                                          (46,746)               -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
      Net cash used in investing activities                                      (67,565)               -

Cash flows from financing activities:
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
    Increase in cash overdraft                                                    28,498              693
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
    Proceeds from notes payable                                                  200,000                -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
    Proceeds from notes payable - related parties                                528,126                -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
    Proceeds from issuance of common stock                                       202,000           48,000
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
    Repayment of notes payable                                                   (14,136)               -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
      Net cash provided by financing activities                                  944,488           48,693
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                                      918                -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Cash at beginning of period                                                            -                -
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Cash at end of period                                                              $ 918              $ -

Supplemental disclosure of cash flow information:

    Cash paid for interest                                                       $ 7,364              $ -

Supplemental disclosure of non-cash investing and financing activities:

    Inventory exchanged for related party loan                                  $ 18,016              $ -

    Obtained sublicense agreement through the issuance
      of common stock                                                          $ 216,667              $ -

    Exchange of investment in 2Chansis Canada Inc. including
      goodwill for license agreement and website usage                         $ 144,000              $ -


                                  Fem One, Inc.
                        Statement of Stockholder's Equity
                                December 31, 2002

                                                     Common         Common       Paid in       Retained
                                                    Stock Shares    Stock        Capital       Earnings        Total
--------------------------------------------------------------------------------------------------------------------------

Balance at July 25, 2001                                         -        $ -           $ -            $ -            $ -

Paid in capital (Note 8)                                         -          -        48,000              -         48,000

Net loss                                                         -          -             -        (44,797)       (44,797)
--------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2001                                     -          -        48,000        (44,797)         3,203

Issued 2,600 Shares of common stock
in exchange for sublicense agreement
May 1, 2002 (Note 11)                                  3,998,800      216,667             -              -        216,667

Issued 3,000 Shares of common stock
July 2, 2002 (Notes 8 and 11)                         4,614,000       250,000       (48,000)             -        202,000

Net loss                                                         -          -             -       (922,857)      (922,857)
--------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2002                          8,612,800      $466,667           $ -     $ (967,654)    $ (500,987)
--------------------------------------------------------------------------------------------------------------------------


                          Notes To Financial Statements
                                  Fem One, Inc.
                     December 31, 2002 and December 31, 2001

1. Summary of Significant Accounting Policies

Organization  and  Business   Activities   2Chansis,   Inc.  (the  Company)  was
incorporated on March 15, 2002, in the state of California, to engage in cosmetic, skin care and nutritional product sales through multi-level marketing, generally sold through its independent sales force, which places the majority of the orders through the company's website over the internet. The Company merged with 2SIS L.L.C., through a general conveyance and assignment agreement, on May 1, 2002. 2SIS L.L.C. (formerly 2SIS, Inc.) was formed in July 2001 and was in the business of selling cosmetics to college-aged girls. As of November 8, 2002, 2Chansis, Inc. changed its corporation name to FemOne, Inc. The Company currently sells three lines: Cosmetics (2SIS), skincare (Channoine), and nutritional products (FemOne).

Basis of  Accounting  and  Presentation  The Company uses the accrual  method of
accounting   and  the   financial   statements   include  the   activities   and
capitalization of the Company and the predecessor entities.

Cash and Cash Equivalents The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition Revenue is recognized upon delivery of goods to customers net of estimated allowances for sales returns.

Inventory Inventories are valued at the lower of cost or market, with cost determined by the first-in, first-out method. Inventory is primarily composed of skin care and cosmetic merchandise held for resale. Certain of the Company's products are obtained from a limited number of suppliers.

Property and Equipment Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method, generally 5 to 7 years.

Leasehold improvements are amortized by the straight-line method over the term of the related lease, or the estimated useful lives of the assets, whichever is shorter. General repairs and maintenance costs are expensed as incurred.

Disclosures About Segments The Company has determined that it operates in one segment.

Intangible Assets

Website   development   Website   development  costs  are  amortized  using  the
straight-line method over a period of three years beginning on the date the asset is placed in service. Effective January 1, 2002, the Company adopted Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Among other provisions, SOP 98-1 requires that entities capitalize certain internal-use software costs once certain criteria are met. Under SOP 98-1, overhead, general and administrative and training costs are not capitalized.

Sublicense Agreement The Company entered into a sublicense agreement for the exclusive right to distribute Channoine cosmetics products through direct sales, multi-level marketing and network marketing in the United States of America, Canada and Mexico. The Company exchanged 2,600 shares of its common stock with a fair value equivalent to the estimated value of the sublicense of $216,667. As described below, the rights to the Canadian market, valued at $21,667, were transferred to FemOne Canada, Inc. (previously know as 2Chansis Canada, Inc.) and, therefore, the gross value of the remaining sublicense rights at December 31, 2002 was $195,000.

The sublicense agreement is effective May 1, 2002 and continues for a period of five years. The agreement includes five consecutive options to extend the term for additional five year periods at no extra cost. Management is expecting to take full advantage of the renewal options and subsequently is amortizing the sublicense agreement over 30 years.

Goodwill Goodwill generated from the investment in FemOne Canada, Inc. is accounted for in accordance with Statement of Financial Accounting Standard
(SFAS) No. 142 at its fair value and, therefore, has not been amortized. As required by SFAS No. 142, goodwill is reviewed regularly for impairments and will be adjusted to reflect impairment if applicable.

Investment in FemOne Canada, Inc. The Company uses the equity method to account for its 38.75% ownership in FemOne Canada, Inc. The Company assigned the Canada distribution rights of Channoine, 2SIS and FemOne to FemOne Canada, Inc. in return for 38.75% ownership. In addition FemOne Canada, Inc. received the right to use the Company's USA developed web site for its Canadian customers. The Canadian stockholders contributed $350,000 (Canadian dollars) for 61.25% ownership. The value of the rights assigned to Canada has been estimated at $113,067, while the value of the stock received was valued at $144,000, the $30,933 difference has been recorded as goodwill. The value received for the sublicense and website use has been recorded as deferred revenue and will be recognized as income over the life of the original sublicense agreement. At December 31, 2002, deferred revenue amounted to $115,019.

Income Taxes The Company reports income for income tax purposes on the accrual basis of accounting. Deferred income taxes are provided for the estimated tax effects of timing differences between income for tax and financial reporting. The principal sources of timing differences are revenue and expense recognition due to treatment of startup costs, deferred compensation and depreciation methods used for financial accounting and tax purposes. A valuation allowance is provided against deferred tax assets, where realization is uncertain.

Shipping and Handling Costs Shipping and handling costs for purchased goods are included in cost of sales, however, shipping and handling costs associated with customer orders are not included in cost of goods sold but have been shown separately in the income statement as order fulfillment costs.

Earnings (Loss) per Share The Company accounts for earnings per share in accordance with the provisions of Statement of Financial Accounting Standards No. 128, ("SFAS 128"). In accordance with SFAS 128 basic earnings (loss) per common share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the period. The calculation of diluted earnings (loss) per common share is similar to that of basic earnings
(loss) per common share, except that the numerator and denominator are adjusted to reflect the decrease in earnings per share or the increase in loss per share that could occur if securities or other contracts to issue common stock, such as stock options and convertible notes, were exercised or converted into common stock that then shared in the Company's earnings or loss.

Fair Value of Financial Instruments The Company believes that the recorded values of its financial instruments approximates their fair value at the balance sheet date.

Long Lived Assets The Company investigates potential impairments of their long-lived assets on an individual basis when evidence exists that events or changes in circumstances may have made recovery of an asset's carrying value unlikely. An impairment loss is recognized when the sum of the expected undiscounted future net cash flows is less than the carrying amount of the asset. No such losses have been identified.

Use of Estimates The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amount of the revenues and expenses during the period. Actual results could differ from those estimates.

New Accounting Standards In October 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 establishes a single accounting model, based on the framework established in SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, for long-lived assets to be disposed of by sale, and resolves significant implementation issues related to SFAS No. 121. The Company did not have any amounts recorded during 2002 related to the implementation of SFAS No. 144. The Company adopted SFAS No. 144 during the first quarter of 2002.

In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations subsequent to June 20, 2001, and specifies criteria for recognizing intangible assets acquired in a business combination. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually. Intangible assets with definite useful lives will continue to be amortized over their respective lives. The Company has adopted the provisions of SFAS No. 141 and 142 in the first quarter of 2002.


2. Property and Equipment

Depreciation and amortization expense related to computer and office equipment, furniture and improvements for the year ended December 31, 2002 and for the period July 25, 2001 (Inception) through December 31, 2001, were $3,420 and $0, respectively.


3.    Website Development

The Company capitalizes certain qualified website development costs which are amortized using the straight-line method over the estimated useful life of three years. At December 31, 2002, total capitalized website development costs were $42,046, which had been amortized by $7,008 for the year then ended.

4.    Sublicense agreement

The Company's sublicense agreement net of the value transferred to FemOne Canada, Inc. was $195,000 at December 31, 2002. Amortization started in May 2002 and totaled $4,333 for the year ended December 31, 2002.

5.    Notes Payable

Notes payable include those due to related parties and consist of the following:

       ---------------------------------------------------------------------------- ----------------- ------------------

       December 31,                                                                       2002              2001
       ---------------------------------------------------------------------------- ----------------- ------------------
       ---------------------------------------------------------------------------- ----------------- ------------------

            Note  payable to FemOne  Canada  Inc.  originally  due October 1, 2002 with  interest  accruing at 7% per annum,  personally  guaranteed by a
            principle of the Company.                                                   $ 25,738
                                                                                                      $              -
            Note payable to stockholder due May 1, 2003 with interest  accruing at
            8% per annum.                                                                     23,878                  -
            Note  payable to  stockholder  due  December  31,  2005 with  interest
            accruing at 8% per annum.                                                        496,526                  -
            Note  payable  due March 15,  2003 with  interest  accruing  at 8% per
            annum.                                                                           185,864                  -
       ---------------------------------------------------------------------------- ----------------- ------------------

            Total notes payable                                                              732,006                  -
       ---------------------------------------------------------------------------- ----------------- ------------------

                   Less current portion                                                      235,480                  -
       ---------------------------------------------------------------------------- ----------------- ------------------
       ---------------------------------------------------------------------------- ----------------- ------------------

             Total long-term notes payable                                                $  496,526             $    -
       ---------------------------------------------------------------------------- ----------------- ------------------


      Maturities of notes payable are as follows:

      ----------------------------------------------------------------------------- ------------------------------------

      Year Ending December 31,
      ----------------------------------------------------------------------------- ------------------------------------
      ----------------------------------------------------------------------------- ------------------------------------
           2003                                                                                              $  235,480
           2004                                                                                                       -
           2005                                                                                                 496,526
      ----------------------------------------------------------------------------- ------------------------------------
      ----------------------------------------------------------------------------- ------------------------------------

      Total                                                                                                  $  732,006
      ----------------------------------------------------------------------------- ------------------------------------



6.    Related Party Transactions

General Transactions The following transactions occurred during the periods between the Company and its stockholders:

The Company subleases its office, warehouse facilities and vehicle from a major stockholder. The terms of the leases are described in Note 5.

The Company has two notes payable totaling $520,404, which bear interest at 8.0%, to two major stockholders.

The Company has a note payable totaling $25,738, which bears interest at 7.0%, to a Canadian company in which the Company has an investment as descried in Note 1.

The Company recognized interest expense related to these notes in the amount of $14,999 and $0 for the year ended December 31, 2002 and for the period July 25, 2001 (Inception) through December 31, 2001, respectively.

FemOne Canada, Inc. Summarized financial information at December 31, 2002 for the Company's investment in FemOne Canada, Inc. was as follows:

        ----------------------------------------------------------------------------------- ---------------------------
        (in US dollars)
        December 31,                                                                                   2002
        ----------------------------------------------------------------------------------- ---------------------------
        ----------------------------------------------------------------------------------- ---------------------------

        Statement of operations information:
          Revenues                                                                                           $  28,500
          Net loss                                                                                           $ 148,000

        Balance sheet information:
          Assets                                                                                             $ 279,000
          Liabilities                                                                                        $  58,200
          Stockholders, equity                                                                               $ 220,800
        ----------------------------------------------------------------------------------- ---------------------------

As described in Note 1 to the financial statements, the Company acquired a 38.75% ownership in FemOne Canada, Inc. in exchange for the distribution rights in Canada and use of the Company's website.

7.      Commitments and Contingencies

Employment Agreements and Deferred Compensation Officers Effective June 2002 the Company entered into employment agreements with Ray Grimm, CEO and Alfred Hanser, President. The agreements provide for the continuing services of Grimm and Hanser for five years at a salary scale that is tied directly to total revenues. Because of the limited cash flow the Company has not been paying the full salaries called for in the agreements and, therefore, $90,000 deferred officer compensation is included in the deferred compensation balance at December 31, 2002.

Concentrations Changes in the national and regional economic climates, changes in local conditions, such as the oversupply of similar products or a reduction in demand for these products, competition from other similar distributors, cosmetic companies and changes in other laws and regulations, new Federal Drug Administration regulations, and Federal Trade Commission advertising restrictions, and other factors beyond the control of the Company may adversely affect the income from, and value of, the Company.

Operating Leases The Company subleases its office facility under a non-cancelable operating lease, which expired on December 31, 2002, the Company exercised the option to extend the lease to December 31, 2003. The Company is required to pay certain operating expenses in addition to base monthly rent associated with the office facility. The Company subleases its warehouse facility under a non-cancelable operating lease due to expire on April 30, 2003. The sublease for both facilities is with a company stockholder. Rent expense was $101,599 and $11,524 for 2002 and 2001, respectively.

The Company is subleasing a vehicle under a forty-eight month, non-cancelable operating lease expiring in the year 2005. The sublease is with a Company stockholder. During 2002 and 2001, rental expense under the operating lease was $6,531 and $1,112, respectively. The net minimum lease payments for the facilities and vehicle leases at December 31, 2002 are as follows:

      ----------------------------------------------------------------- ----------------------- ------------------------

      December 31                                                                                  Operating Leases
      ----------------------------------------------------------------- ----------------------- ------------------------
      ----------------------------------------------------------------- ----------------------- ------------------------

           2003                                                                                              $  101,472
           2004                                                                                                   6,673
           2005
                                                                                                                  5,005
      ----------------------------------------------------------------- ----------------------- ------------------------
      ----------------------------------------------------------------- ----------------------- ------------------------

      Total Minimum Lease Payments                                                                           $  113,150
      ----------------------------------------------------------------- ----------------------- ------------------------

Commitments During the year ended December 31, 2002, management has pledged 1/2% of commissionable sales from its products to Child Help USA, a charitable organization. For the year ended December 31, 2002, approximately $1,500 is payable to the Child Help USA organization.


8.       Stockholders Equity

During 2001, a principle stockholder contributed $48,000 in exchange for shares of 2Sis, Inc. These shares of 2Sis, Inc. were converted into paid in capital of 2Sis L.L.C. In July 2002, all of 2Sis L.L.C.'s assets were transferred to FemOne, Inc. and this amount was recorded as purchase of 576 shares of Company stock. Along with this transaction, the stockholder purchased 2,424 shares for an additional $202,000.



9.       Income Taxes

At December 31, 2002 the Company had federal and state tax net operating loss carryforwards of approximately $621,000. The federal and state tax loss carryforwards will begin expiring in 2022 and 2010, respectively, unless previously utilized. Use of the Company's net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within any three year period. Management has not completed an analysis in order to determine whether a cumulative change in ownership of more than 50% has occurred within any three year period.

Significant components of the Company's deferred tax assets are shown below. A valuation allowance has been recognized to offset the deferred tax assets as realization of such assets is uncertain. During the year ended December 31, 2002 the valuation allowance was increased by $374,000.

Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes.

The tax effect of temporary differences consisted of the following as of December 31:

         ------------------------------------------------------------------ ----------------------- --------------------

         December 31,                                                                2002                  2001
         ------------------------------------------------------------------ ----------------------- --------------------
         ------------------------------------------------------------------ ----------------------- --------------------
         Deferred tax assets:
            Net operating loss carryforwards                                            $  233,000              $     -
            Deferred compensation                                                           51,000                    -
            Depreciation timing differences                                                (8,000)                    -
            Start up costs timing differences                                              117,000               19,000
         ------------------------------------------------------------------ ----------------------- --------------------

         Net deferred tax assets                                                           393,000               19,000

         Valuation allowance for deferred tax assets                                     (393,000)             (19,000)
         ------------------------------------------------------------------ ----------------------- --------------------
         ------------------------------------------------------------------ ----------------------- --------------------

         Total deferred tax assets                                                        $      -              $     -
         ------------------------------------------------------------------ ----------------------- --------------------


10.      Managements Plans

As reported in the financial statements, the Company has incurred a loss in excess of $967,000 from inception through December 31, 2002. In addition, on December 31, 2002 the Company's unrestricted cash balance was less than $1,000, and its current liabilities exceeded its current assets by $221,614.

These factors initially created uncertainty about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease operations.

In order to continue as a going concern, develop and grow its customer base/revenues and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) raising additional capital through sales of common stock, the proceeds of which would be used to improve the marketing effort of all the Company's product lines; (2) preserve cash by attracting and retaining employees by supplementing pay with stock options. In addition, stockholders have committed to fund expected shortfalls if necessary to attain the Company's goals. This has been demonstrated in the past as evidenced by the stockholder notes described in footnote 5. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

11.      Subsequent Events

Stock Split In March 2003, the Company authorized a 1,538-to-1 stock split as part of its effort to raise capital through a private placement memorandum and has increased the number of authorized shares to 100,000,000 shares of no par value common stock.

Preferred Stock The Company has authorized the issuance of 10,000,000 shares of no par value preferred stock. The Board of Directors have the authority to issue multiple series of preferred stock, designate powers and preferences of the stock, as well as determine dividends, if any.

Private Placement In January 2003 the Company issued a private placement memorandum (round 1) offering to sell 4,000,000 shares of Common Stock at $0.50 per share. The private placement offers investors to purchase common stock or convertible promissory notes in increments of $25,000. The convertible promissory notes bear interest at 8% per annum and are payable within one year of issue. These notes plus any accrued or unpaid interest are convertible into common stock at the option of the holder at the rate of fifty cents per share. The Company has successfully raised $380,000 (and issued 760,000 shares of common stock) through March 4, 2003.

During March 2003, the Company modified the original private placement memorandum to reflect the stock split and other changes to the Company's capital structure. Under the revised terms of the private placement, investors have the right to rescind their initial investment with interest or may agree to the new terms of the private placement with no changes to their initial investment.

Stock Option Plan The Company has a stock option/stock issuance plan adopted by the stockholders in January 2003 pursuant to which there are 2,333,146 shares of common stock (restated after the stock split) reserved for issuance and under which the Company may issue incentive stock options to officers, directors, employees and consultants of the Company.

Note Payable On March 15, 2003, the Company paid one of its notes, which amounted to $185,864